Exhibit 10.1

2006 Restricted Share Agreement

NCR Stock Incentive Plan

You have been awarded a number of restricted shares of NCR common stock (the “Restricted Shares”) under the NCR Stock Incentive Plan (the “Plan”) of NCR Corporation (“NCR”) as listed on the restricted share grant information page on the restricted share website (“Information Page”), subject to the terms and conditions of this agreement and the Plan.

1. The Restricted Shares will become nonforfeitable (“Vested”) as noted on the Information Page, provided that you are continuously employed by NCR or any of its Affiliate companies (referred to collectively herein as “NCR”) until the vesting date.]

2. Shares will become fully Vested if, prior to your Vesting Date, you (i) die while actively employed by NCR, or (ii) cease to be actively employed by NCR because you qualify for benefits under the NCR Long Term Disability Plan or another long term disability plan sponsored by NCR (“Disability”).

3. A pro rata portion of the Shares will become fully Vested if, prior to your Vesting Date, you (i) terminate employment with NCR due to retirement (defined as termination at or after age 55), or (ii) cease to be actively employed by NCR due to reduction-in-force. The pro rata portion will be determined by multiplying the total number of Restricted Shares by a fraction, the numerator of which is the number of full and partial months of employment after the grant date; and the denominator of which is the number of months of the vesting period. If your employment terminates prior to the Vesting Date for any reason other than death, disability, retirement or reduction-in-force, the Restricted Shares will be terminated.

4. By signing this agreement, you agree to keep this agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Restricted Shares will be forfeited if you fail to keep this agreement confidential.

5. Promptly after the award date, NCR will instruct its Transfer Agent and Stock Registrar to create a record account for you credited with the number of Restricted Shares, subject to the restrictions described in this agreement.

6. You will be the record owner of the Restricted Shares until such shares are forfeited, and as the record owner you will be entitled to all rights of a common shareholder of NCR, including without limitation, voting rights and rights to cash and in-kind dividends, if any, on the Restricted Shares; provided, however, that the right to dividends will be subject to paragraph 8 below. As soon as practicable after your Vesting Date, subject to paragraph 9 below, NCR will instruct its Transfer Agent and Stock Registrar to release the restrictions on your record account and the Restricted Shares will become freely transferable.

7. At all times before your Vesting Date, the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death.

8. Any cash dividends declared before your Vesting Date on the Restricted Shares shall not be paid currently, but shall be reinvested in common shares of NCR. Any shares resulting from such reinvestment (the “Dividend Shares”) will be considered Restricted Shares for purposes of this agreement and will be subject to all of its provisions. As of each dividend payment date, the number of Dividend Shares will be determined by dividing the amount of dividends otherwise attributable to the Restricted Shares but not paid on such date by the average of the high and low per share price of NCR’s common stock on the dividend payment date. The Compensation Committee of the NCR Board of Directors (“Committee”) may, in its discretion, take such action as it deems appropriate regarding in-kind dividends or distributions with respect to the Restricted Shares prior to your Vesting Date, which actions may include, without limitation, current distribution or liquidation or reinvestment in Restricted Shares. Any securities or property so distributed may, in the Committee’s discretion, be subject to any or all of the forfeiture provisions set forth in this Agreement.

9. NCR will have the right to deduct or cause to be deducted from, or collect or cause to be collected with respect to the taxation of any Restricted Shares, any country, Federal, state or local taxes required by law to be withheld or paid with respect to such Restricted Shares and you or your legal representative or beneficiary will be required to pay any such amounts. By signing this agreement, you consent and direct that, if you are paid through NCR’s U.S. payroll system at the time the restricted stock vests, NCR’s stock plan administrator will withhold the number of shares of restricted stock from your award as NCR in its sole discretion deems necessary to satisfy such withholding requirements. If you are paid through a non-U.S. NCR payroll system, you agree that NCR may satisfy any withholding obligations by withholding cash from your compensation otherwise due to you or by any other action as it may deem necessary to satisfy the withholding obligation.

10. By accepting the Restricted Shares, you agree that, where permitted by local law, any controversy or claim related to your employment relationship with NCR shall be resolved by first exhausting any NCR internal dispute resolution process and policy, and then by arbitration pursuant to such policy. If you are employed in the U.S., the arbitration shall be pursuant to the NCR dispute resolution policy and then current rules of the American Arbitration Association and shall be held in Dayton, Ohio. If you are employed outside the U.S., where permitted by local law, the arbitration shall be conducted in the headquarters city of the business unit in which you work. The arbitration shall be held before an arbitrator who is an attorney knowledgeable in employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. For arbitration held in the U.S., issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio. Each party shall bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the U.S., or similar applicable rules for an arbitration held outside the U.S. If any portion of this paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this paragraph.

11. The Restricted Shares will be forfeited if the Committee determines that you engaged in misconduct in connection with your employment.

12. Where permitted by local law, in exchange for the Restricted Shares, you agree that during your employment with NCR and for a period of twelve (12) months after your termination of employment for any reason, you will not, without the prior written consent of the Chief Executive Officer of NCR, (1) render services directly or indirectly to any Competing Organization (as defined below) involving the development, manufacture, marketing, sale, advertising or servicing of any product, process, system or service upon which you worked or in which you participated during the last two years of your NCR employment; (2) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR to terminate his/her employment with or otherwise cease his/her relationship with NCR; or (3) canvass or solicit business with any firm or company with which you worked during the preceding two years while employed by NCR, including customers of NCR. If you breach the terms of this paragraph 12, in addition to recovering damages for breach, any unvested Restricted Shares will be immediately forfeited, and you agree to pay to NCR the fair market value of any Restricted Shares that vested during the 12 months prior to the date of your termination of employment. Such fair market value shall be determined as of the Vesting Date.

As used in this paragraph 12, “Competing Organization” means an organization identified by the Chief Executive Officer of NCR as a Competing Organization for the year in which your employment with NCR terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers.

You understand that if you breach this section, NCR may sustain irreparable injury and may not have an adequate remedy at law. As a result, you agree that in the event of your breach of this section, NCR may, in addition to any other remedies available to it, bring an action or actions for injunction, specific performance, or both, and have entered a temporary restraining order, preliminary or permanent injunction, or order compelling specific performance.

13. You may designate one or more beneficiaries to receive all or part of any Restricted Shares to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Restricted Shares distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this agreement. Any other Restricted Shares will be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the Restricted Shares in question may be transferred to your estate, in which event NCR will have no further liability to anyone with respect to such Restricted Shares.

14. The terms of this award of Restricted Shares as evidenced by this agreement may be amended by the NCR Board of Directors or the Committee, provided that no such amendment shall impair your rights hereunder without your consent.